<99h>

SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
between
CALVERT SHAREHOLDER SERVICES, INC.
and
STATE STREET BANK AND TRUST COMPANY


TABLE OF CONTENTS

1. Duties of the Bank	1
2. Fees and Expenses	3
3. Wire Transfer Operating Guidelines	4
4. Data Access and Proprietary Information	5
5. Indemnification	6
6. Standard of Care	8
7. Covenants of the Transfer Agent and the Bank	8
8. Representations and Warranties of the Bank	9
9. Representations and Warranties of the Transfer Agent	9
10. Termination of Agreement	10
11. Assignment	10
12. Amendment	10
13. Massachusetts Law to Apply	10
14. Force Majeure	11
15. Consequential Damages	11
16. Limitation of Shareholder Liability	11
17. Merger of Agreement	11
18. Survival	11
19. Severability	11
20. Counterparts	12


SUB-TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 15th day of August, 1996, by and

between, Calvert Shareholder Services, Inc. a corporation, having its principal office and place of business at 4550 Montgomery Ave. Suite

1000N, Bethesda, Maryland, 20814 (the "Transfer Agent"), and STATE

STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston,

Massachusetts 02110 (the "Bank");

WHEREAS, the Transfer Agent has been appointed by each of the investment companies (including each series thereof) listed on Schedule

A (the "Fund(s)"), each an open-end management investment company registered under the Investment Company Act of 1940, as amended, as transfer agent, dividend disbursing agent and shareholder servicing agent in connection with certain activities, and the Transfer Agent has accepted each such appointment;

WHEREAS, the Transfer Agent has entered into a Transfer Agency and Service Agreement with each of the Funds (including each series thereof) listed on Schedule A pursuant to which the Transfer Agent is responsible for certain transfer agency and dividend disbursing functions for each Fund's authorized and issued shares of common stock or shares of beneficial interest as the case may be ("Shares") and each

Fund's shareholders ("Shareholders") and the Transfer Agent is authorized to subcontract for the performance of its obligations and duties thereunder in whole or in part with the Bank;

WHEREAS, the Transfer Agent desires to appoint the Bank as its sub-transfer agent, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenant herein contained, the parties hereto agree as follows:

1. Duties of the Bank

1.1 Subject to the terms and conditions set forth in this

Agreement, the Bank shall act as the Transfer Agent's sub-transfer agent for Shares in connection with any accumulation plan, open account, dividend reinvestment plan, retirement plan or similar plan provided to Shareholders and set out in each Fund's currently effective prospectus and statement of additional information ("Prospectus"),

including without limitation any periodic investment plan or periodic withdrawal program. As used herein the term '"Shares" means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for each Fund listed in Schedule A. In accordance with procedures established from time to time by agreement between the Transfer Agent and the Bank, the Bank shall provide the services listed in this Section 1.

(a) The Bank shall:

(i) receive for acceptance, orders for the

purchase of Shares, and promptly deliver payment and

appropriate documentation thereof to the Custodian of

each Fund authorized pursuant to the Articles of

Incorporation or organization of each Fund (the

"Custodian");

(ii) pursuant to purchase orders, issue the

appropriate number of Shares and hold such Shares in

the appropriate Shareholder account;

(iii) receive for acceptance redemption requests

and redemption directions and deliver the appropriate

documentation thereof to the Custodian;

(iv) in respect to the transactions in items (i),

(ii) and (iii) above, the Bank shall execute

transactions directly with broker-dealers authorized

by each Fund;

(v) at the appropriate time as and when it

receives monies paid to it by the Custodian with

respect to any redemption, pay over or cause to be

paid over in the appropriate manner such monies as

instructed by the redeeming Shareholders;

(vi) effect transfers of Shares by the registered

owners thereof upon receipt of appropriate

instructions;

(vii) prepare and transmit payments for dividends

and distributions declared by each Fund;

(viii) issue replacement certificates for those

certificates alleged to have been lost, stolen or

destroyed upon receipt by the Bank of indemnification

satisfactory to the Bank and protecting the Bank and

each Fund, and the Bank at its option, may issue

replacement certificates in place of mutilated stock

certificates upon presentation thereof and without

such indemnity;

(ix) maintain records of account for and advise

the Transfer Agent and its Shareholders as to the

foregoing; and

(x) Record the issuance of Shares of each Fund

and maintain pursuant to Rule 17Ad-10(e) of the

Securities Exchange Act of 1934 as amended (the

"Exchange Act of 1934") a record of the total number

of Shares of each Fund which are authorized, based

upon data provided to it by each Fund or the Transfer

Agent, and issued and outstanding. The Bank shall

also provide each Fund on a regular basis with the

total number of Shares which are authorized and

issued and outstanding and shall have no obligation,

when recording the issuance of Shares, to monitor the

issuance of such Shares or to take cognizance of any

laws relating to the issue or sale of such Shares,

which functions shall be the sole responsibility of

each Fund or the Transfer Agent.

1.2 (a) For reports, the Bank shall:

(i) maintain all Shareholder accounts, prepare

meeting, proxy, and mailing lists, withhold taxes on

US resident and non-resident alien accounts, prepare

and file US Treasury Department reports required with

respect to interest, dividends and distributions by

federal authorities for all Shareholders, prepare

confirmation forms and statements of account to

Shareholders for all purchases and redemptions of

Shares and other confirmable transactions in

Shareholder account information.

(b) For blue sky reporting the Bank shall provide a

system that will enable each Fund or the Transfer Agent to

monitor the total number of Shares sold in each State, and

each Fund or the Transfer Agent shall:

(i) identify to the Bank in writing those

transactions and assets to be treated as exempt from

blue sky reporting for each State; and

(ii) verify the establishment of transactions for

each State on the System prior to the activity for

each State, the responsibility of the Bank for each

Fund's blue sky state registration status is solely

limited to the initial establishment of transactions

subject to blue sky compliance by the Fund or the

Transfer Agent and the reporting of such transactions

to the Fund as provided above.

1.3 Per the attached service responsibility schedule procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Transfer Agent and the Bank. The Bank may at times perform only a portion of these services and the Transfer Agent may perform these services on each

Fund's behalf.

1.4 The Bank shall provide additional services on behalf of the

Transfer Agent (i.e., escheat services) that may be agreed upon in writing between the Bank and the Transfer Agent.

2. Fees and Expenses

2.1 For the performance by the Bank pursuant to this Agreement,

the Transfer Agent agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Transfer Agent and the

Bank.

2.2 In addition to the fee paid under Section 2.1 above, the

Transfer Agent agrees to reimburse the Bank for out-of-pocket expenses,

including, but not limited to confirmation production, postage, forms,

telephone, microfilm, microfiche, tabulating proxies, records storage,

or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Transfer Agent, will be reimbursed by the Transfer Agent.

2.3 The Transfer Agent agrees to pay all fees and reimbursable expenses within fifteen days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the

Bank by the Transfer Agent at least seven (7) days prior to the mailing date of such materials.

3. Wire Transfer Operating Guidelines/Articles 4A of the Uniform

Commercial Code

3.1 The Bank is authorized to promptly debit the appropriate

Transfer Agent account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security

Procedure") chosen for funds transfer and in the amount of money that the Bank has been instructed to transfer. The Bank shall execute payment orders in compliance with the Security Procedure and with the

Transfer Agent's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time frame will be deemed to have been received the next business day.

3.2 The Transfer Agent acknowledges that the Security Procedure it has designated on the Transfer Agent Selection Form was selected by the

Transfer Agent from security procedures offered by the Bank. The

Transfer Agent shall restrict access to confidential information relating to the Security Procedure to authorized persons as

communicated to the Bank in writing. The Transfer Agent must notify the

Bank immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the

Transfer Agent's authorized personnel. The Bank shall verify the authenticity of all such instructions according to the Security

Procedure.

3.3 The Bank shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

3.4 When a Transfer Agent initiates or receives Automated Clearing

House ("ACH") credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the

New England Clearing House Association, the Bank will act as an

Originating Depository Financial Institution and/or receiving

Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Bank with respect to an ACH credit entry are provisional until the Bank receives final settlement for such entry from the Federal Reserve Bank. If the Bank does not receive such final settlement, the Transfer Agent agrees that the Bank shall receive a refund of the amount credited to the Transfer Agent in connection with such entry, and the party making payment to the Transfer Agent via such entry shall not be deemed to have paid the amount of the entry.

3.5 The Bank reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Bank's receipt of such payment order, or (b) if the Bank, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

3.6 The Bank shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received if requests are received in a timely manner affording the Bank reasonable opportunity to act. However, the Bank assumes no liability if the request for amendment or cancellation cannot be satisfied.

3.7 The Bank shall assume no responsibility for failure to detect any erroneous payment order provided that the Bank complies with the payment order instructions as received and the Bank complies with the

Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

3.8 The Bank shall assume no responsibility for lost interest with respect to the retransfer Agentable amount of any unauthorized payment order unless the Bank is notified of the unauthorized payment order within thirty (30) days of notification by the Bank of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Bank be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

3.9 Confirmation of Bank's execution of payment orders shall ordinarily be provided within 24 hours notice of which may be delivered through the Bank's proprietary information systems, or by facsimile or call-back. Client must report any objections to the execution of an order within 30 days.

4. Data Access and Proprietary Information

The Transfer Agent acknowledges that the data bases, computer programs,

screen formats, report formats, interactive design techniques, and other information furnished to the Transfer Agent by the Bank are provided solely in connection with the services rendered under this

Agreement and constitute copyrighted trade secrets or proprietary information of substantial value to the Bank. Such databases, programs,

formats, designs, techniques and other information are collectively referred to below as "Proprietary Information". The Transfer Agent agrees that it shall treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any

Proprietary Information to any person or organization except as expressly permitted hereunder. The Transfer Agent agrees for itself and its employees and Agents:

(a) to use such programs and databases (i) solely on the

Transfer Agent's computers, or (ii) solely from equipment at the locations agreed to between the Transfer Agent and the

Bank and (iii) in accordance with the Bank's applicable user documentation;

(b) to refrain from copying or duplicating in any way

(other than in the normal course of performing processing on the Transfer Agent's computers) any part of any Proprietary

Information;

(c) to refrain from obtaining unauthorized access to any

programs, data or other information not owned by the Transfer

Agent, and if such access is accidentally obtained, to respect and safeguard the same Proprietary Information;

(d) to refrain from causing or allowing proprietary

information transmitted from the Bank's computer to the

Transfer Agent's terminal to be retransmitted to any other

computer terminal or other device except as expressly

permitted by the Bank, such permission not to be unreasonably withheld;

(e) that the Transfer Agent shall have access only to

those authorized transactions as agreed to between the

Transfer Agent and the Bank; and

(f) to honor reasonable written requests made by the Bank

to protect at the Bank's expense the rights of the Bank in

Proprietary Information at common law and under

applicable statutes.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 4.

5. Indemnification

5.1 Except as provided in Section 6, herein, the Bank shall not be responsible for, and the Transfer Agent shall indemnify and hold the

Bank harmless from and against, any and all losses, damages, costs,

charges, counsel fees, payments, expenses and liability arising out of or attributable to:

(a) all actions of the Bank or its agent or

subcontractors required to be taken pursuant to this

Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

(b) the Transfer Agent's lack of good faith, negligence

or willful misconduct;

(c) the reliance on or use by the Bank or its agents or

subcontractors of information, records, documents or services which (i) are given to the Bank or its agents or

subcontractors, and (ii) have been prepared, maintained or

performed by the Transfer Agent or any other person or firm on behalf of the Transfer Agent including but not limited to any previous transfer agent or registrar excluding the Bank;

(d) the reliance on, or the carrying out by the Bank or

its agents or subcontractors of any instructions or requests of the Transfer Agent; and

(e) the offer or sale of Shares in violation of any

requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such

Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.2 At any time the Bank may apply to any officer of the Transfer

Agent for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its Agents or subcontractors shall not be liable and shall be indemnified by the

Transfer Agent for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.

The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Transfer Agent, reasonably believed by the Batik as being in good order and to have been signed by the proper person or persons,

or upon any instruction, information, data, records or documents provided the Bank or its Agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the

Transfer Agent, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Transfer Agent. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Transfer Agent, and the proper countersignature of the Transfer Agent or any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

5.3 In order that the indemnification provisions contained in this

Section 5 shall apply, upon the assertion of a claim for which the

Transfer Agent may be required to indemnify the Bank, the Bank shall promptly notify the Transfer Agent of such assertion, and shall keep the Transfer Agent advised with respect to all developments concerning such claim. The Transfer Agent shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the

Transfer Agent may be required to indemnify the Bank except with the

Transfer Agent's prior written consent.

6. Standard of Care

6.1 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no

responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

6.2 The Bank shall work with the Transfer Agent to ensure that a

Fund is made whole by the responsible party for any material losses or damages resulting from errors, material unreconciled items,

carelessness, negligence, bad faith, or willful misconduct by the Bank or its agents or subcontractors, or that of their employees. Neither the Bank, its agents or subcontractors, nor the Transfer Agent may waive full liability for losses or damages based on the above.

6.3 Errors identified as caused by the sub-transfer agent will not be charged to the Funds in the monthly billing.

7. Covenants of the Transfer Agent and the Bank

7.1 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Transfer Agent for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

7.2 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.

To the extent required by Section 31 of the Investment Company Act of

1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the

Transfer Agent and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Transfer Agent on and in accordance with its request.

7.3 The Bank and the Transfer Agent agree that all books, records,

information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

7.4 In case of any requests or demands for the inspection of the

Shareholder records of the Transfer Agent, the Bank will endeavor to notify the Transfer Agent and to secure instructions from an authorized officer of the Transfer Agent as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

8. Representations and Warranties of the Bank

The Bank represents and warrants to the Transfer Agent that:

(a) it is a trust company duly organized and existing and

in good standing under the laws of The Commonwealth of

Massachusetts;

(b) it is duly qualified to carry on its business in The

Commonwealth of Massachusetts;

(c) it is empowered under applicable laws and by its

Charter and By-Laws to enter into and perform this Agreement;

(d) all requisite corporate proceedings have been taken

to authorize it to enter into and perform this Agreement;

(e) it has and will continue to have access to the

necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

(f) it is registered as a transfer agent undo Section

17A(c)(2) of the Exchange Act.

9. Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Bank that:

(a) it is a corporation duly organized and existing and

in good standing under the laws of the State of Delaware;

(b) it is empowered under applicable laws and by its

Articles of Incorporation and By-Laws to enter into and

perform this Agreement;

(c) all corporate proceedings required by said Articles

of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

(d) it is registered as a transfer agent under Section

17A(c)(2) of the Exchange Act.

10. Termination of Agreement

10.1 This Agreement shall continue for a period of five years (the

"Initial Term") and be renewed or terminated as stated below.

10.2 This Agreement shall terminate upon the termination of the

Transfer Agency Agreement between the Funds and the Transfer Agent.

10.3 This Agreement may be terminated or renewed after the Initial

Term by either party upon ninety (90) days written notice to the other.

10.4 Should the Transfer Agent exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Transfer Agent. Additionally,

the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

11. Assignment

11.1 Except as provided in Section 11.3 below, neither this

Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.3 The Bank will, without further consent on the part of the

Transfer Agent, subcontract for the performance hereof with National

Financial Data Services, Inc., a subsidiary of BFDS duly registered as a transfer agent pursuant to Section 17A(c)(2) provided, however, that the Bank shall be as fully responsible to the Transfer Agent for the acts and omissions of any subcontractor as it is for its own acts and omissions.

12. Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

13. Massachusetts Law to Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

14. Force Majeure

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15. Consequential Damages

Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16. Limitations of Shareholder Liability

Each party hereby expressly acknowledges that recourse against the

Funds shall be subject to those limitations provided by governing law and the Declaration of Trust or Articles of Incorporation of the Funds,

as applicable, and agrees that obligations assumed by the Funds pursuant to the Transfer Agency Agreement shall be limited in all cases to the Funds and their respective assets. Each party shall not seek satisfaction from the Shareholders or any individual Shareholder of the

Funds, nor shall any party seek satisfaction of any obligations from the Directors\Trustees or any individual Director\Trustee of the Funds.

17. Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18. Survival

All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this

Agreement.

19. Severability

If any provision or provisions of this Agreement shall be held invalid,

unlawful, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

20. Counterparts

This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day first written above.

CALVERT SHAREHOLDER SERVICES, INC.

BY: /s/ Karen Becker
TITLE: Vice President
ATTEST: Katherine Stoner

STATE STREET BANK AND TRUST COMPANY

BY: /s/ Ronald E. Logue
TITLE: Executive Vice President
ATTEST: Francine Hayes


AMENDMENT TO SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
between
CALVERT SHAREHOLDER SERVICES, INC.
and
STATE STREET BANK AND TRUST COMPANY

General Background:

Calvert Shareholder Services, Inc. ("CSSI"), and State Street Bank and

Trust Company ("State Street") entered into a sub-transfer agency and service agreement ("Agreement") dated August 15, 1996.

For accounting reasons, CSSI desires to amend the Agreement by assigning the contract for the transfer agent functions (except for shareholder servicing) to each Calvert Group Fund. CSSI will continue to be responsible for the shareholder servicing and for any

responsibilities currently shown as Transfer Agent responsibilities in

Fund Service Responsibilities attachment to the Agreement.

The Agreement must be assigned to the Calvert Group Funds for accounting purposes.

CSSI and State Street must each consent to this assignment.

Changes caused by this assignment:

The current subtransfer agent, National Financial Data Services, Inc.

("NFDS"), will bill each Calvert Group Fund, rather than CSSI, and each

Calvert Group Fund shall pay State Street or its billing agent, NFDS,

all fees and expenses incurred under the Agreement on behalf of each respective Calvert Group Fund.

NFDS will be shown in each Calvert Group Fund prospectus and statement of additional information as the Transfer Agent, while CSSI will be shown as the shareholder servicing agent.

State Street (NFDS) will continue to perform those functions shown in the Agreement as Bank responsibilities.

CSSI will continue to perform the Transfer Agent responsibilities, as shown in the Fund Service Responsibilities attachment to the Agreement.

The Assignment:

This Amendment, dated as of the first day of January, 1998, by and among CSSI and State Street:

Now, Therefore, CSSI and State Street each hereby agree that the

Agreement will be between each Calvert Group Fund and State Street, and each hereby agrees that the Agreement is so assigned.

In Witness Whereof, CSSI and State Street have caused this Amendment to be executed by their duly authorized officers, effective as of January

1, 1998.

Calvert Shareholder Services, Inc. State Street Bank and Trust Company

By: /s/	By: /s/
Name: Karen Becker	Name: Ronald E. Logue
Title: Vice President, Operations	Title: Executive Vice President
Date: February 18, 1998	Date: February 20, 1998

Acacia Capital Corporation
First Variable Rate Fund
Calvert Tax-Free Reserves
Calvert Social Investment Fund
Calvert Cash Reserves
The Calvert Fund	By: /s/
Calvert Municipal Fund, Inc.	Name: William M. Tartikoff
Calvert World Values Fund, Inc.	Title: Senior Vice President and Secretary
Calvert New World Fund, Inc.	Date: February 18, 1998

National Financial Data Services, Inc.
Fee Information for Services As Plan, Transfer and Dividend Disbursing Agent for State Street Bank & Trust Co.
The Calvert Group
Effective October 1, 2004

Base Fee Schedule*

$45,000 per month

*Subject to annual review based upon new funds implemented the prior year and plans for new funds for the following year.

Annual Maintenance Fee

Monthly Dividend Funds	(per open account within a fund)	$11.07 per year
Quarterly Dividend Funds	(per open account within a fund)	$10.56 per year
Semi-annual/Annual Dividend Funds	(per open account within a fund)	$9.52 per year

Other Account Fees

Closed Account Fee	(per closed account within a fund)	$2.40 per year*
12b-1/Trail Commission Processing Fee	(per open account within a 12b-1 fund)	$1.20 per year*
CDSC Processing Fee	(per open account within a CDSC fund)	$2.40 per year*
Investor Processing™ Fee	(per open account within a fund)	$0.36 per year*
Fiduciary Account Fee	(per open & closed fiduciary account within a fund)	$0.30 per year*
NSCC Processing Fee	(per fund)	$1,500 per year*
New Fund Implementation Fee	(per Cusip)	$1,650 per cusip
New Fund Implementation Fee for "Rush Charge" (additional charge if notice of new fund is less than 30 days)	$1,100 per cusip

Activity Fees

New Account Set-Up	(excludes CACCT transactions)	$4.00 each
Manual Transactions	(excludes UPRICE and CANCEL transactions)	$0.925 each
(includes CACCT and non-lockbox items)
Lockbox Items (Clean Money Items)		No Charge
ListBill Items		$7.50 per plan
Shareholder/Dealer Correspondence™		$0.925 each
Checkwriting Drafts Submitted for Payment		$0.175 each
Research Requests		$1.50 each

Audio Response Charges

A monthly minimum audio response charge is applicable based on the schedule shown below. Any fund added to the service is subject to the same minimums being charged to the other funds in the complex at the time the funds are added.

Year 3
Monthly Charge per Fund	$100.00
Monthly Charge per Account	$0.004

National Financial Data Services, Inc.
Fee Information for Services As Plan, Transfer and Dividend Disbursing Agent for State Street Bank & Trust Co.
The Calvert Group
Effective October 1, 2004

Account Service Concession

Annual Maintenance Fees (i.e. open account charges) will be reassessed on a yearly basis, contingent on annual revenue growth. Revenue growth is defined as the percentage increase in open accounts with assets from January 1 to December 31 of each calendar year.

The growth rate that is realized each year will be the basis for reduced open account fees in the next year, discounting the number of accounts serviced in excess of the original base line. The discounted rate will improve as greater growth is achieved.

The following table illustrates the impact of future growth on Calvert's Maintenance Fees:

Baseline-January 1, 2001:		200,754 accounts serviced*

GROWTH ACHIEVED FROM
JAN. 1, 2001-DEC. 31, 2002	IMPACT ON OPEN ACCOUNT FEES IN 2002

Incremental Account
Growth*	% Increase

Flat Growth or Decline
In Growth	0-5%	Fee increased by 2.5% or CPI, whichever is less

10,037 -- 14,052	5.1-7%	No Fee increase assessed

14,053 -- 20,075	7.1-10%	Fee discount of 2.5% on accounts in excess of 214,806

20,075 or greater	10% or greater	Fee discount of 2.5% on accounts in excess of
214,806 -- 220,828
Fee discount of 5% on accounts in excess of 220,829

Out-of-Pocket Expenses

Out-of-Pocket expenses include but are not limited to: mailing/printing expenses (statements, envelopes, checks, certificates, sales literature, printing, postage, etc.), custom programming, bank charges, telecommunications expenses, equipment/software expenses, microfiche, freight and all other expenses incurred on the Fund's behalf. Due to the pass-through nature of out-of-pocket expenses, all other charges are subject to change.

**Fees are billed monthly at 1/12 of the annual rate.

The Calvert Group	National Financial Data Services
/s/ Ronald M. Wolfsheimer	/s/ Mark Scovell
Senior Vice President and CFO	Senior Vice President
12/31/2004	01/05/2005